                                                                       EXHIBIT 2




                           RELIASTAR FINANCIAL CORP.

                                      to

                      STATE STREET BANK AND TRUST COMPANY

                                    Trustee





                     ------------------------------------

                            Supplemental Indenture*

                           Dated as of July 1, 1997

                     ------------------------------------



*Supplementing the Indenture dated as of October 10, 1995.

     This SUPPLEMENTAL INDENTURE is dated as of July 1, 1997, among ReliaStar Financial Corp., a Delaware corporation ("ReliaStar"), Security-Connecticut Corporation, a Delaware corporation ("SCC"), and State Street Bank and Trust Company, a Massachusetts trust company (the "Trustee").

     WHEREAS, SCC previously issued and sold $75,000,000 principal amount of its 7 1/8% Notes Due March 1, 2003 (the "Notes") under an Indenture dated as of October 10, 1995 (the "Indenture"), between SCC and the Trustee;

     WHEREAS, ReliaStar and SCC entered into an Agreement and Plan of Merger, dated as of February 23, 1997 (the "Merger Agreement"), providing for the merger of SCC with and into ReliaStar (the "Merger"), and providing that effective upon the Merger the separate existence of SCC will cease and ReliaStar will continue as the surviving corporation;

     WHEREAS, Article Eight of the Indenture provides for the substitution for SCC of the corporation resulting from a merger with SCC, in accordance with the terms and provisions of Article Eight, as more fully described therein;

     WHEREAS, Section 1.2 of the Merger Agreement provides that at the Effective Time (as defined below) of the Merger, all debts, obligations, and liabilities of SCC will attach to ReliaStar; and

     WHEREAS, Section 901(1) of the Indenture provides that SCC (when authorized by a Board Resolution) and the Trustee, may enter into a supplemental indenture without the consent of any Holders with respect to the purposes enumerated therein;

     WHEREAS, the execution of this Supplemental Indenture has been duly authorized by ReliaStar, SCC and the Trustee, and all things necessary to make this Supplemental Indenture a valid, binding and legal instrument according to its terms and the terms of the Indenture have been done and performed; and

     WHEREAS, capitalized terms used but defined herein shall have the meanings given to them in the Indenture.

     NOW, THEREFORE, the parties agree as follows:

                                  ARTICLE I.

                                 Effectiveness
                                 -------------

     Section 1.1 Effective Time of Merger. As provided in the Merger Agreement, ReliaStar and SCC will cause the Merger to be consummated by filing a Certificate of Merger with the Delaware Secretary of State as soon as practicable on the Closing Date (as defined in Section 1.4(b) of the Merger Agreement). The time of such filing is the "Effective Time" of the Merger.

     Section 1.2 Effectiveness of Supplemental Indenture. This Supplemental Indenture will be effective at the Effective Time, which shall be evidenced by the delivery to the Trustee of an Officers' Certificate of ReliaStar, upon which the Trustee may rely as conclusive evidence of the consummation of the Merger, the Effective Time thereof, and the effectiveness of this Supplemental Indenture.

                                  ARTICLE II.

                          Assumption and Substitution
                          ---------------------------

     Section 2.1 Assumption. ReliaStar hereby assumes the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance of every covenant of the Indenture to be performed or observed on the part of SCC.

     Section 2.2 Substitution. ReliaStar, by virtue of this assumption and the execution of this Supplemental Indenture, succeeds to and is substituted for SCC with the same effect as if it had been named in the Indenture as the obligor thereunder and otherwise with the effect provided in Section 802 of the Indenture.

     Section 2.3 Effectiveness of Assumption. The assumption by ReliaStar provided for in Sections 2.1 and 2.2 hereof will, after execution of this Supplemental Indenture by ReliaStar, become effective at the time specified in
Section 1.2 hereof regardless of whether this Supplemental Indenture has then been executed by the other parties.

                                 ARTICLE III.

                    Endorsement and Change of Form of Notes
                    ---------------------------------------

     Any Notes authenticated and delivered after the Effective Time in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose will (unless textually revised) be stamped by the Trustee, with a notation as follows:

          "The obligations and liabilities of Security-Connecticut Corporation, a Delaware corporation, contained herein with respect to the payment of the principal of (and premium, if any) and interest on this Note and all other obligations and liabilities of the original obligor under the Indenture have been assumed by ReliaStar Financial Corp., a Delaware corporation. The Indenture dated as of October 10, 1995 referred to in this Note has been supplemented and amended by a Supplemental Indenture dated as of July 1, 1997 to provide for, among other things, the assumption of obligations and liabilities by ReliaStar Financial Corp. Reference is hereby made to the Supplemental Indenture, copies of which are on file with the Trustee, for a description of the supplements and amendments therein made."

                                  ARTICLE IV.

                                 Miscellaneous
                                 -------------

     As of the Effective Time, the notice address of ReliaStar for all purposes under the Indenture, as supplemented, is the following:

                         ReliaStar Financial Corp.
                         20 Washington Avenue South
                         Minneapolis, Minnesota 55401
                         Attention:  General Counsel

     Except as expressly supplemented or amended by this Supplemental Indenture, the Indenture is hereby ratified and confirmed, and all the terms, provisions, and conditions thereof continue in full force and effect. The Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument and shall be binding upon all Holders.

     The Trustee accepts the trusts created by the Indenture, as supplemented and amended by this Supplemental Indenture, and will perform the same upon the terms and conditions in the Indenture, as supplemented and amended by this Supplemental Indenture.

     This instrument may be executed in any number of counterparts, each of which is deemed to be an original, but all of which together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.


                                    RELIASTAR FINANCIAL CORP.

                                                   By:  /s/ Richard R. Crowl
                                                        -----------------------------------------
                                                         Richard R. Crowl, Senior Vice President,
                                                         General Counsel and Secretary



Attest:  /s/ Susan M. Bergen
        ------------------------------
        Susan M. Bergen, Assistant
        Secretary

                                                   SECURITY-CONNECTICUT CORPORATION


                                                   By: /s/ Ronald D. Jarvis
                                                       -----------------------------------------
                                                       Ronald D. Jarvis, President


Attest:     /s/ Patrica A. DeVita
        ------------------------------
        Patricia A. DeVita, Secretary

                                                   STATE STREET BANK AND TRUST COMPANY


                                                   By:    /s/ Henry Seemore
                                                        ----------------------------------------
                                                   Its: Assistant Vice President
                                                        ----------------------------------------


Attest:  Patrick Thebado
        ------------------------------

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